CARRIAGE SERVICES ANNOUNCES RECORD 2015 ANNUAL RESULTS
RECORD FIELD OPERATING RESULTS AND RECORD MANAGING PARTNER BONUSES
RAISES ROLLING FOUR QUARTER OUTLOOK
HOUSTON – February 16, 2016 – Carriage Services, Inc. (NYSE: CSV) today announced record results for the year ending December 31, 2015, as highlighted below:
Year Ended December 31, 2015

•	Total Revenue of $242.5 million, an increase of 7.2%;

•	Adjusted Consolidated EBITDA of $71.1 million, an increase of 15.4%;

•	Adjusted Consolidated EBITDA Margin up 200 basis points to 29.3%;

•	Adjusted Diluted Earnings Per Share of $1.48, an increase of 10.4%;

•	Adjusted Net Profit Margin up 30 basis points to 11.3%; and

•	Adjusted Free Cash Flow of $43.7 million, an increase of 13.0%.
Three Months Ended December 31, 2015

•	Total Revenue of $61.6 million, an increase of 3.7%;

•	Adjusted Consolidated EBITDA of $17.8 million, an increase of 4.6%;

•	Adjusted Consolidated EBITDA Margin up 30 basis points to 29.0%;

•	Adjusted Diluted Earnings Per Share of $0.39, an increase of 2.6%;

•	Adjusted Net Profit Margin down 60 basis points to 11.1%; and

•	Adjusted Free Cash Flow of $4.9 million, a decrease of 33.4%.
Mel Payne, Chief Executive Officer, stated, “We finished amazingly strong in the fourth quarter against a tough comparison last year, which made full year 2015 a Company and industry high performance for the record books consistent with our annual Good To Great theme of “Carriage Services 2015: High Performance through Passion and Partnership!” We achieved Total Revenue growth of 7.2% to $242.5 million, Adjusted Consolidated EBITDA growth of 15.4% to $71.1 million, Adjusted Diluted Earnings Per Share growth of 10.4% to $1.48 and Adjusted Free Cash Flow growth of 13.0% to $43.7 million. Excluding a one-time $1.7 million tax benefit in the third quarter of 2014, equal to $0.10 per share, our Adjusted Diluted Earnings Per Share grew 19.4% in 2015.
Our cash earning power per dollar of revenue, which we define as Adjusted Consolidated EBITDA Margin, increased dramatically by 200 basis points to 29.3%, primarily due to a record Field EBITDA performance which increased 12.4% or $11.2 million and Field EBITDA Margin which increased 190 basis points to 41.9%. Total Overhead for the full year was essentially flat but declined 80 basis points to 14.3% of Total Revenue.
We believe that the achievement of an Adjusted Consolidated EBITDA Margin of 29.3% in 2015 is a level that has never been reached in the over fifty year history of deathcare consolidation by any mature, public company using current accounting methodology, confirming our conviction that Carriage has evolved over the last twelve years into a superior consolidation, operating and value creation platform for the funeral and cemetery industry.
Our record 2015 performance reflected outstanding execution of our three models, particularly our Standards Operating Model for funeral homes and cemeteries, made possible by high performance 4E Leaders and employees in our portfolio of businesses and home office support teams. The outstanding execution of our operating models produced record financial performance which was fueled by substantial contributions from both the Funeral and Cemetery Same Store and Acquisition segments with growth rates in Field EBITDA greater than respective growth rates in revenue because of broadly increasing Field EBITDA Margins across the portfolio. As reflected in our highly transparent Trend Reports for the full year 2015, Same Store Funeral Revenue rose 3.3% (Same Store Funeral EBITDA 8.3%), Same Store Cemetery

Revenue rose 5.0% (Same Store Cemetery Field EBITDA 18.6%), Acquisition (acquisitions since 2010) Funeral Revenue rose 21.4% (Acquisition Funeral Field EBITDA 28.9%), and Acquisition Cemetery Revenue rose 107.7% (Acquisition Cemetery Field EBITDA 210.0%). Our Recognized Financial Revenue from funeral and cemetery operations, primarily investment income from preneed trusts which we report separately from funeral and cemetery pure operating revenue for purposes of transparency, increased 2.4% (Recognized Financial EBITDA 2.3%), but was still a substantial contributor to our growing earning power over time.
Our Adjusted Free Cash Flow of $43.7 million for 2015 rose 13.0% over 2014 and was equivalent to $2.38 per GAAP diluted share, producing a Free Cash Flow Equity Yield of about 11.6% at our current price of $20.60. During May and September 2015, our Board of Directors approved the repurchase of up to an aggregate of $45 million of the Company’s common stock. The repurchases through year end 2015 totaled 1.9 million shares at an aggregate cost of $45 million and average cost per share of $23.34, which represented about 10.4% of our previous shares outstanding. On a pro forma basis to December 31, 2015, our Free Cash Flow per share with the lower share count would have been $2.63 for 2015, offering current shareholders a Free Cash Flow Equity Yield of 12.8%.
Based on the acceleration of our earnings and Adjusted Free Cash Flow growth in 2015 and a materially lower share count for 2016, we are raising our Rolling Four Quarter Outlook of Adjusted Diluted Earnings Per Share by $0.04 to a range of $1.69 - $1.73 for the period ending December 31, 2016 (does not include any acquisitions). We expect to make several high quality acquisitions this year and will include them in our Rolling Four Quarter Outlook when we have a signed LOI and have an expected closing within 90 days. Our modestly raised Rolling Four Quarter Outlook takes into consideration the likely negative impact on our reported trust earnings from the currently volatile and declining equity and fixed income markets. However, we do not believe these market conditions and any realized losses while we execute a relative value repositioning strategy will materially impair the normalized, increasing and sustainable earning power of our Company in the future, as has been the case in the past including 2008, 2009 and 2011.
Because of the historically high Field EBITDA performance in the fourth quarter (up $2.6 million equal to 10.6% on a revenue increase of 3.7%) and full year (up $11.2 million equal to 12.4% on a revenue increase of 7.2%), we were honored to “Pay for Full Year High Performance” by increasing our fourth quarter incentive compensation component of Variable Overhead by $1.5 million (about 5 cents per share) compared to the prior year. Two-thirds of the increase will be paid to a large group of High Performance Hero Managing Partners and their employees in High Standards Achievement local businesses in our portfolio.
The key driver under our unique decentralized high performance culture framework and Being The Best / Good To Great Managing Partner incentive programs is full year Being The Best Standards Achievement, determined in January 2016 for full year 2015, which produced a record bonus payout for our Managing Partners and their employees. Moreover, the incentive accrual increase in the fourth quarter also took into consideration that the first five year Good To Great long term value creation incentives (program began January 1, 2012) will be paid after 2016 to those Managing Partners that achieve a high percentage of Being the Best Standards over five full years while also growing revenue at a compound rate in excess of 2% annually. We believe that recognition of High Performance Heroes is the highest form of motivation for top talent and that generous financial reward after high performance is produced and sustained creates a high performance culture Company and reputation that attracts not only more top talent but top quality businesses as well. Simply put, we believe “best in class” talent and businesses have a naturally strong need to affiliate with other “best in class” talent and businesses.
We ended 2015 with nine members on our Operations and Strategic Growth Leadership Team (OSGLT) compared to fifteen as recently as May 2015. This senior leadership team has had twenty three members since the launch of our Good To Great Journey at the beginning of 2012, but the cultural fit related to the 4E Leadership High Performance characteristics necessary to effectively execute our three models individually and as collaborative teams simply was not there for most of those who are no longer on the OSGLT. The really good news is that the remaining team of seven younger senior leaders plus Dave and me are completely aligned around the idea of One Team, One Vision, so the significant turnover on this team is over and will result in much less “add-back noise” in our Non-GAAP performance reporting so that over 2016 and thereafter our Non-GAAP and GAAP results will begin to converge. The other good news is that our Total Overhead should decline over time as a percent of Total Revenue because our two fixed components are now more stable and relatively fixed yet efficient and effective, allowing us to operate at a high level of performance while leveraging growth by acquisition over the Carriage consolidation platform. Our variable overhead component should increase over time based on earned performance bonuses from our “Pay for High Performance” Being The Best / Good To Great incentive plans.
In November, we announced the acquisition of Bright Funeral Home & Cremation Center in North Carolina, which serves over 320 families per year and expands Carriage's presence in an attractive strategic market. We made two high quality funeral home acquisitions during 2015 consistent with our Ten Year Vision and focus on acquiring “best in class” funeral homes and cemetery businesses as a core strategy to grow revenues and earnings over time through the disciplined execution of our Strategic Acquisition Model. Based on the attractive industry landscape and our corporate development communications and relationship building program targeted at the top remaining independents in the best strategic markets, we are highly confident about our ability to grow consistent with our Ten Year Vision by affiliating with really good franchises that will get even better within the Carriage High Performance Culture Framework.
A week ago we finalized our 7th amendment to our bank Credit Facility which resulted in reducing our LIBOR based variable interest rate 37.5 basis points, extending maturity another 5 years to 2021 which coincides with the maturity of our Convertible Notes, resetting the term loan to $150 million and reducing the size of the revolver to $150 million while upsizing the accordion to $75 million. We ended 2015 with record debt service performance metrics supporting a total leverage ratio of 5.0x, the upper limit of how we intend to manage our balance sheet while maintaining a significant capacity for financial flexibility over the next five years. Our highly selective growth strategy by acquisition can be mostly self-financed from Free Cash Flow over the next five years while producing a total leverage ratio that will trend down from 5.0x currently to about 4.0 times by 2020 if not sooner.
As we entered 2012, we established extraordinarily challenging goals over the five year period ending with 2016, consistent with the five year theme of taking Carriage from a Good company in 2012 to one considered Great by 2016 based on total equity market value growth and total shareholder returns over time, which including dividends has been 342% over the last four years ending December 31, 2015. As summarized below, since we launched the Carriage Good To Great Journey at the end of 2011, our performance has been extraordinary and produced market beating shareholder returns:

	Carriage Good To Great Journey
	Years Ending December 31
	(in Millions Except Per Share and Percentage Amounts)					CAGR
	2011	2012	2013	2014	2015	%

Total Revenue	$182.3	$198.2	$213.1	$226.1	$242.5	7.4%

Adjusted Consolidated EBITDA	$48.6	$52.6	$56.0	$61.7	$71.1	10.0%

Adjusted Consolidated EBITDA Margin	26.6%	26.5%	26.3%	27.3%	29.3%	2.4%

Adjusted Diluted Earnings Per Share	$0.64	$0.80	$0.98	$ 1.24(1)	$1.48	23.3%

Adjusted Free Cash Flow	$29.1	$22.9	$36.2	$38.6	$43.7	10.7%

Share Price at December 31	$5.60	$11.87	$19.53	$20.95	$24.10	44.0%

(1) Adjusted for one time tax benefit of 10 cents per share
Our yearly theme for 2016, “Carriage Services 2016: We Choose To Be Great!”, speaks to the confidence we have in our Field Operations and Support leaders and employees to effectively execute our models individually and as teams so as to bring “Being The Best” distinction upon themselves and our company. As we enter the fifth year of the first five year timeframe of the Carriage Good To Great Journey that never ends, we are committed more than ever to achieve the second element of our Ten Year Vision, which was only recently added to our Mission of Being The Best and is highlighted below,” concluded Mr. Payne.
Become recognized by institutional investors and those in our industry as a superior Consolidation, Operating and Value Creation Investment Platform by consistently allocating our precious capital, especially our growing Free Cash Flow, with disciplined savviness and flexibility among various investment options so as to maximize the intrinsic value of Carriage per share over the next ten years.

FIELD OPERATIONS
For the Year Ended December 31, 2015 compared to Year Ended December 31, 2014

•	Total Field Revenue increased 7.2% to $242.5 million;

•	Total Field EBITDA increased 12.4% to $101.5 million;

•	Total Field EBITDA Margin increased 190 basis points to 41.9%;

•	Total Funeral Operating Revenue increased 7.4% to $176.4 million;

•	Same Store Funeral Revenue increased 3.3% with same store volume increasing 0.9%;

•	Acquisition Funeral Revenue increased 21.4% with acquisition volume increasing 15.6%;

•	Total Funeral Field EBITDA increased 13.0% to $68.3 million;

•	Total Funeral Field EBITDA Margin increased 190 basis points to 38.7%;

•	Total Cemetery Operating Revenue increased 8.9% to $46.7 million;

•	Cemetery preneed property sale contracts increased 9.6% to 8,121;

•	Preneed property revenue recognized increased 13.3% and At-need revenue increased 4.2%;

•	Total Cemetery Field EBITDA increased 24.1% to $15.1 million;

•	Total Cemetery Field EBITDA Margin increased 390 basis points to 32.4%;

•	Total Financial Revenue increased 2.4% to $19.5 million;

•	Funeral Financial Revenue remained flat at $9.5 million;

•	Cemetery Financial Revenue increased 5.2% to $10.0 million;

•	Total Financial EBITDA increased 2.3% to $18.1 million;

•	Total Financial EBITDA Margin decreased 10 basis points to 92.9%.
Three Months Ended December 31, 2015 compared to Three Months Ended December 31, 2014

•	Total Field Revenue increased 3.7% to $61.6 million;

•	Total Field EBITDA increased 10.6% to $27.2 million;

•	Total Field EBITDA Margin increased 280 basis points to 44.1%;

•	Total Funeral Operating Revenue increased 2.8% to $44.7 million;

•	Same Store Funeral Revenue increased 2.0% with same store volume decreasing 0.4%;

•	Acquisition Funeral Revenue increased 5.1% with acquisition volume decreasing 1.7%;

•	Total Funeral Field EBITDA increased 8.8% to $18.2 million;

•	Total Funeral Field EBITDA Margin increased 220 basis points to 40.8%;

•	Total Cemetery Operating Revenue increased 6.1% to $11.9 million;

•	Cemetery pre-need property sale contracts increased 1.7% to 1,930;

•	Preneed property revenue recognized increased 8.3% and At-need revenue increased 3.2%;

•	Total Cemetery Field EBITDA increased 22.8% to $4.2 million;

•	Total Cemetery Field EBITDA Margin increased 480 basis points to 35.2%;

•	Total Financial Revenue increased 6.2% to $5.0 million;

•	Funeral Financial Revenue increased 3.0% to $2.4 million;

•	Cemetery Financial Revenue increased 9.4% to $2.6 million;

•	Total Financial EBITDA increased 7.9% to $4.7 million;

•	Total Financial EBITDA Margin increased 140 basis points to 93.6%.

ADJUSTED FREE CASH FLOW
We produced Adjusted Free Cash Flow from operations for the three months and years ended December 31, 2015 of $4.9 million and $43.7 million, respectively, compared to Adjusted Free Cash Flow from operations of $7.3 million and $38.6 million for the corresponding periods in 2014. A reconciliation of Cash Flow Provided by Operations to Adjusted Free Cash Flow for the three months and years ended December 31, 2014 and 2015 is as follows (in thousands):

	Three Months Ended December 31,		Years Ended December 31,

	2014	2015	2014	2015
Cash flow provided by operations	$8,915	$6,916	$36,565	$49,904
Cash used for maintenance capital expenditures	(1,904)	(2,795)	(7,212)	(9,735)
Free Cash Flow	$7,011	$4,121	$29,353	$40,169

Plus: Incremental Special Items:
Adjustment for tax benefit from Good To Great stock awards	—	—	4,815	—
Acquisition and divestiture expenses	74	37	1,158	614
Severance costs	153	151	1,056	959
Consulting fees	62	555	419	1,913
Other incentive compensation	—	—	1,000	—
Premium paid for the redemption of convertible junior subordinated debentures	—	—	847	—
Adjusted Free Cash Flow	$7,300	$4,864	$38,648	$43,655

ROLLING FOUR QUARTER OUTLOOK
The Rolling Four Quarter Outlook (“Outlook”) reflects management’s opinion on the performance of the portfolio of existing businesses, including performance of existing trusts, and excludes size and timing of acquisitions for the Rolling Four Quarter Outlook period ending December 31, 2016 unless we have a signed Letter of Intent and high likelihood of a closing within 90 days. This Outlook is not intended to be management estimates or forecasts of our future performance, as we believe such precise rolling estimates will be precisely wrong all the time. Rather our intent and goal is to reflect a “roughly right range” most of the time of future Rolling Four Quarter Outlook performance as we execute our Standards Operating, Strategic Acquisition and 4E Leadership Models over time.
ROLLING FOUR QUARTER OUTLOOK – Period Ending December 31, 2016

Range (in millions, except per share amounts)
Revenues	$249 - $253
Adjusted Consolidated EBITDA	$73 - $77
Adjusted Net Income	$29 - $31
Adjusted Diluted Earnings Per Share(1)	$1.69 - $1.73
Factors affecting our analysis include, among others, funeral contract volumes, average revenue per funeral service, cemetery interment volumes, preneed cemetery sales, capital expenditures, execution of our funeral and cemetery Standards Operating Model, Withdrawable Trust Income, market volatility and changes in Federal Reserve monetary policy. Revenues, Adjusted Consolidated EBITDA, Adjusted Net Income and Adjusted Diluted Earnings Per Share for the four quarter period ending December 31, 2016 are expected to improve relative to the trailing four quarter period ending December 31, 2015 due to increases in our existing Funeral Home and Cemetery portfolio and modest decreases in overhead as a percentage of revenue.

(1)
The Rolling Four Quarter Outlook on Adjusted Diluted Earnings Per Share does not include any changes to our fully diluted share count that could occur related to additional share repurchases or a stock price increase and EPS dilution calculations related to our convertible subordinated notes and outstanding and exercisable stock options.

TRUST FUND PERFORMANCE
For the year ended December 31, 2015, Carriage’s discretionary trust funds returned (3.1%) versus (2.9%) for the 70/30 index benchmark. The overall performance year-to-date was affected by weakness in the equity and fixed income markets, and as a result negatively impacted Carriage’s discretionary equity and fixed income portfolio, especially our high yield and 10 year warrant portfolio of five “Too Big To Fail” banks and insurance companies.
This underperformance led to approximately $23 million of unrealized losses in our discretionary trust portfolios through year end 2015, which has subsequently increased during the first quarter. We have developed and are implementing an investment portfolio relative value repositioning strategy biased toward fixed income sectors that we believe have been oversold and mispriced relative to risk and offer attractive recurring income at currently discounted prices, similar to our executed strategies in 2008/2009 and 2011. This repositioning will lead to realized losses within the investment portfolio over the first half of the year as we redeploy capital to higher relative value opportunities, and under our current assumptions will also lead to declines in our reported Preneed Trust Earnings and Withdrawable Trust Income in 2016 versus 2015. The year over year decline in our trust fund earnings estimates are included in our rolling four quarter outlook, which reflects a midpoint Adjusted Diluted EPS of $1.71 in 2016 versus $1.48 in 2015 (15.5% increase) and does not reflect a material decline in Carriage's earning power as a result of the volatile market environment or realization of losses during the execution of our repositioning strategy.
The long term average life of our preneed funeral and cemetery trust contracts, 11 and 15 years respectively, along with our repositioning strategy will mitigate the negative impact to our financial revenue in future years. Based on our analysis, even after this repositioning strategy, our trust funds will remain in an overfunded position and the average revenue per preneed trust contract will still be higher than our current averages. This is due to approximately $110 million in capital gains and interest income (net of fees and taxes) we have earned in our discretionary trusts since 2009.

Shown below are consolidated performance metrics for the combined trust fund portfolios (preneed funeral, cemetery merchandise and services and cemetery perpetual care) at key dates.

Investment Performance
	Investment Performance(1)		Index Performance
	Discretionary	Total Trust	S&P 500 Stock Index	High Yield Index	70/30 index Benchmark(2)

1 year ended 12/31/15	(3.1)%	(2.7)%	1.4%	(4.7)%	(2.9)%
2 years ended 12/31/15	5.0%	5.0%	15.2%	(2.3)%	3.0%
3 years ended 12/31/15	20.0%	19.4%	52.5%	5.0%	19.3%
4 years ended 12/31/15	44.4%	39.9%	76.9%	21.4%	38.0%
5 years ended 12/31/15	40.2%	37.2%	80.6%	26.7%	42.8%

(1)	Investment performance includes realized income and unrealized appreciation (depreciation).
(2)	The 70/30 Benchmark is 70% weighted to the High Yield Index and 30% weighted to the S&P 500 Stock Index.

Asset Allocation as of December 31, 2015 (in thousands)
	Discretionary Trust Funds		Total Trust Funds
Asset Class	MV	%	MV	%
Cash	$22,352	12%	$38,431	18%
Equities	47,235	26%	49,820	24%
Fixed Income(1)	108,135	60%	119,157	56%
Other/Insurance	3,420	2%	3,612	2%
Total Portfolios	$181,142	100%	$211,020	100%

(1)	Discretionary Trust - Fixed Income Portfolio Profile .

Industry/Sector	%
Communications	9.5%
Consumer	11.1%
Energy	7.1%
Financial	48.3%
Government	1.0%
Industrial	0.8%
Media	10.5%
Technology	3.2%
Utilities	8.5%
Total	100%
CONFERENCE CALL AND INVESTOR RELATIONS CONTACT
Carriage Services has scheduled a conference call for tomorrow, February 17, 2016 at 9:30 a.m. central time. To participate in the call, please dial 866-516-3867 (ID-28690356) and ask for the Carriage Services conference call. A replay of the conference call will be available through February 21, 2016 and may be accessed by dialing 855-859-2056 (ID-28690356). The conference call will also be available at www.carriageservices.com. For any investor relations questions, please contact Viki Blinderman at 713-332-8568 or Ben Brink at 713-332-8441 or email InvestorRelations@carriageservices.com.

CARRIAGE SERVICES, INC.
OPERATING AND FINANCIAL TREND REPORT
FROM CONTINUING OPERATIONS (IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended December 31,			Years Ended December 31,
	2014	2015	% Change	2014	2015	% Change

Same Store Contracts
Atneed Contracts	5,056	5,082	0.5%	20,046	20,223	0.9%
Preneed Contracts	1,287	1,238	-3.8%	4,994	5,047	1.1%
Total Same Store Funeral Contracts	6,343	6,320	-0.4%	25,040	25,270	0.9%
Acquisition Contracts
Atneed Contracts	1,601	1,566	-2.2%	5,347	6,076	13.6%
Preneed Contracts	293	296	1.0%	1,015	1,281	26.2%
Total Acquisition Funeral Contracts	1,894	1,862	-1.7%	6,362	7,357	15.6%
Total Funeral Contracts	8,237	8,182	-0.7%	31,402	32,627	3.9%

Funeral Operating Revenue
Same Store Revenue	$32,623	$33,278	2.0%	$127,487	$131,740	3.3%
Acquisition Revenue	10,837	11,393	5.1%	36,765	44,628	21.4%
Total Funeral Operating Revenue	$43,460	$44,671	2.8%	$164,252	$176,368	7.4%

Cemetery Operating Revenue
Same Store Revenue	$10,624	$11,076	4.3%	$41,257	$43,336	5.0%
Acquisition Revenue	565	795	40.7%	1,599	3,321	107.7%
Total Cemetery Operating Revenue	$11,189	$11,871	6.1%	$42,856	$46,657	8.9%

Financial Revenue
Preneed Funeral Commission Income	$400	$413	3.3%	$2,036	$1,484	-27.1%
Preneed Funeral Trust Earnings	1,949	2,007	3.0%	7,447	7,966	7.0%
Cemetery Trust Earnings	2,051	2,238	9.1%	8,123	8,440	3.9%
Preneed Cemetery Finance Charges	370	410	10.8%	1,410	1,587	12.6%
Total Financial Revenue	$4,770	$5,068	6.2%	$19,016	$19,477	2.4%
Total Revenue	$59,419	$61,610	3.7%	$226,124	$242,502	7.2%

Field EBITDA
Same Store Funeral Field EBITDA	$12,442	$13,513	8.6%	$46,707	$50,563	8.3%
Same Store Funeral Field EBITDA Margin	38.1%	40.6%	250 bp	36.6%	38.4%	180 bp
Acquisition Funeral Field EBITDA	4,319	4,727	9.4%	13,767	17,750	28.9%
Acquisition Funeral Field EBITDA Margin	39.9%	41.5%	160 bp	37.4%	39.8%	240 bp
Total Funeral Field EBITDA	$16,761	$18,240	8.8%	$60,474	$68,313	13.0%
Total Funeral Field EBITDA Margin	38.6%	40.8%	220 bp	36.8%	38.7%	190 bp

Same Store Cemetery Field EBITDA	$3,290	$3,892	18.3%	$11,845	$14,045	18.6%
Same Store Cemetery Field EBITDA Margin	31.0%	35.1%	410 bp	28.7%	32.4%	370 bp
Acquisition Cemetery Field EBITDA	112	285	154.5%	351	1,088	210.0%
Acquisition Cemetery Field EBITDA Margin	19.8%	35.8%	1,600 bp	22.0%	32.8%	1,080 bp
Total Cemetery Field EBITDA	$3,402	$4,177	22.8%	$12,196	$15,133	24.1%
Total Cemetery Field EBITDA Margin	30.4%	35.2%	480 bp	28.5%	32.4%	390 bp

Funeral Financial EBITDA	$2,041	$2,161	5.9%	$8,348	$8,339	-0.1%
Cemetery Financial EBITDA	2,358	2,585	9.6%	9,341	9,754	4.4%
Total Financial EBITDA	$4,399	$4,746	7.9%	$17,689	$18,093	2.3%
Total Financial EBITDA Margin	92.2%	93.6%	140 bp	93.0%	92.9%	-10 bp

Total Field EBITDA	$24,562	$27,163	10.6%	$90,359	$101,539	12.4%
Total Field EBITDA Margin	41.3%	44.1%	280 bp	40.0%	41.9%	190 bp

OPERATING AND FINANCIAL TREND REPORT
FROM CONTINUING OPERATIONS (IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended December 31,			Years Ended December 31,
	2014	2015	% Change	2014	2015	% Change

Overhead
Total Variable Overhead	$2,425	$4,109	69.4%	$10,764	$10,878	1.1%
Total Regional Fixed Overhead	758	886	16.9%	3,136	3,435	9.5%
Total Corporate Fixed Overhead	4,902	5,081	3.7%	20,227	20,354	0.6%
Total Overhead	$8,085	$10,076	24.6%	$34,127	$34,667	1.6%
Overhead as a percent of sales	13.6%	16.4%	280 bp	15.1%	14.3%	-80 bp

Consolidated EBITDA	$16,477	$17,087	3.7%	$56,232	$66,872	18.9%
Consolidated EBITDA Margin	27.7%	27.7%	0 bp	24.9%	27.6%	270 bp

Other Expenses and Interest
Depreciation & Amortization	$3,142	$3,656	16.4%	$11,923	$13,780	15.6%
Non-Cash Stock Compensation	920	996	8.3%	3,832	4,444	16.0%
Interest Expense	2,593	2,888	11.4%	10,308	10,559	2.4%
Accretion of Discount on Convertible Subordinated Notes	805	900		2,452	3,454
Loss on Early Extinguishment of Debt	—	—		1,042	—
Loss on Redemption of Convertible Junior Subordinated Debentures	—	—		3,779	—
Other, Net	571	(9)		195	45
Pretax Income	$8,446	$8,656	2.5%	$22,701	$34,590	52.4%
Net Tax Provision	3,079	3,222		7,255	13,737
GAAP Net Income	$5,367	$5,434	1.2%	$15,446	$20,853	35.0%

Special Items, Net of tax except for**
Withdrawable Trust Income	$198	$—		$1,181	$366
Acquisition and Divestiture Expenses	49	24		764	405
Severance Costs	101	100		697	633
Consulting Fees	41	367		277	1,265
Other Incentive Compensation	—	—		660	—
Accretion on Convertible Subordinated Notes**	805	900		2,452	3,454
Costs Related to Credit Facility	—	—		688	—
Loss on Redemption of Convertible Junior Subordinated Debentures	—	—		2,493	—
Loss (Gain) on Asset Purchase/Sale	379	—		(367)	—
Other Special Items	—	14		503	244
Tax Adjustment from Prior Period**	—	—		—	141
Sum of Special Items, Net of tax	$1,573	$1,405	-10.7%	$9,348	$6,508	-30.4%

Adjusted Net Income	$6,940	$6,839	-1.5%	$24,794	$27,361	10.4%
Adjusted Net Profit Margin	11.7%	11.1%	-60 bp	11.0%	11.3%	30 bp

Adjusted Basic Earnings Per Share	$0.38	$0.40	5.3%	$1.35	$1.52	12.6%
Adjusted Diluted Earnings Per Share	$0.38	$0.39	2.6%	$1.34	$1.48	10.4%

GAAP Basic Earnings Per Share	$0.29	$0.32	10.3%	$0.84	$1.16	38.1%
GAAP Diluted Earnings Per Share	$0.29	$0.31	6.9%	$0.83	$1.12	34.9%

Weighted Average Basic Shares Outstanding	18,170	16,828		18,108	17,791
Weighted Average Diluted Shares Outstanding	18,358	17,499		18,257	18,313

Reconciliation to Adjusted Consolidated EBITDA
Consolidated EBITDA	$16,477	$17,087	3.7%	$56,232	$66,872	18.9%
Withdrawable Trust Income	300	—		1,788	555
Acquisition and Divestiture Expenses	74	37		1,158	614
Severance Costs	153	151		1,056	959
Consulting Fees	62	555		419	1,913
Other Incentive Compensation	—	—		1,000	—
Other Special Items	—	20		—	220
Adjusted Consolidated EBITDA	$17,066	$17,850	4.6%	$61,653	$71,133	15.4%
Adjusted Consolidated EBITDA Margin	28.7%	29.0%	30 bp	27.3%	29.3%	200 bp

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31,
	2014	2015
ASSETS
Current assets:
Cash and cash equivalents	$413	$535
Accounts receivable, net	19,264	18,181
Inventories	5,294	5,654
Prepaid expenses	4,590	4,684
Other current assets	7,144	4,707
Total current assets	36,705	33,761
Preneed cemetery trust investments	71,972	63,291
Preneed funeral trust investments	97,607	85,553
Preneed receivables, net	26,284	27,998
Receivables from preneed trusts	12,809	13,544
Property, plant and equipment, net	186,211	214,874
Cemetery property	75,564	75,597
Goodwill	257,442	264,416
Deferred charges and other non-current assets	14,264	15,192
Cemetery perpetual care trust investments	48,670	43,127
Total assets	$827,528	$837,353
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$9,838	$12,236
Accounts payable	6,472	7,917
Other liabilities	1,437	524
Accrued liabilities	15,203	16,541
Total current liabilities	32,950	37,218
Long-term debt, net of current portion	111,887	103,854
Revolving credit facility	40,500	92,600
Convertible subordinated notes due 2021	114,542	117,996
Obligations under capital leases, net of current portion	3,098	2,875
Deferred preneed cemetery revenue	56,875	56,721
Deferred preneed funeral revenue	31,265	31,748
Deferred tax liability	36,414	39,956
Other long-term liabilities	2,401	5,531
Deferred preneed cemetery receipts held in trust	71,972	63,291
Deferred preneed funeral receipts held in trust	97,607	85,553
Care trusts’ corpus	48,142	42,416
Total liabilities	647,653	679,759
Commitments and contingencies:
Stockholders’ equity:
Common stock, $.01 par value; 80,000,000 shares authorized; 22,434,609 and 22,497,873 issued as of December 31, 2014 and 2015, respectively	224	225
Additional paid-in capital	212,386	214,250
Retained earnings (deficit)	(17,468)	3,385
Treasury stock, at cost; 3,921,651 shares at December 31, 2014 and 5,849,316 shares at December 31, 2015	(15,267)	(60,266)
Total stockholders’ equity	179,875	157,594
Total liabilities and stockholders’ equity	$827,528	$837,353

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	(unaudited)
	For the Three Months Ended December 31,		For the Years Ended December 31,
	2014	2015	2014	2015

Revenues:
Funeral	$45,809	$47,091	$173,735	$185,818
Cemetery	13,610	14,519	52,389	56,684
	59,419	61,610	226,124	242,502
Field costs and expenses:
Funeral	27,007	26,690	104,913	109,166
Cemetery	7,850	7,757	30,852	31,797
Depreciation and amortization	2,801	3,220	10,545	12,034
Regional and unallocated funeral and cemetery costs	2,834	4,252	9,806	11,997
Gross profit	18,927	19,691	70,008	77,508

Corporate costs and expenses:
General and administrative costs and expenses	6,171	6,820	28,915	27,114
Home office depreciation and amortization	341	436	1,378	1,746
	6,512	7,256	30,293	28,860

Operating income	$12,415	$12,435	$39,715	$48,648
Interest expense, net	(2,593)	(2,888)	(10,308)	(10,559)
Accretion of discount on convertible subordinated notes	(805)	(900)	(2,452)	(3,454)
Loss on early extinguishment of debt and other costs	—	—	(1,042)	—
Loss on redemption of convertible junior subordinated debentures	—	—	(3,779)	—
Other, net	(571)	9	567	(45)
Income from continuing operations before income taxes	$8,446	$8,656	$22,701	$34,590
Provision for income taxes	(3,079)	(3,222)	(8,995)	(13,737)
Income tax benefit related to uncertain tax provisions	—	—	1,740	—
Net provision for income taxes	(3,079)	(3,222)	(7,255)	(13,737)
Net income from continuing operations	$5,367	$5,434	$15,446	$20,853
Net income from discontinued operations, net of tax	11	—	392	—
Net income available to common stockholders	$5,378	$5,434	$15,838	$20,853

Basic earnings per common share:
Continuing operations	$0.29	$0.32	$0.84	$1.16
Discontinued operations	—	—	0.02	—
Basic earnings per common share	$0.29	$0.32	$0.86	$1.16

Diluted earnings per common share:
Continuing operations	$0.29	$0.31	$0.83	$1.12
Discontinued operations	—	—	0.02	—
Diluted earnings per common share	$0.29	$0.31	$0.85	$1.12

Dividends declared per common share	$0.025	$0.025	$0.100	$0.100

Weighted average number of common and common equivalent shares outstanding:
Basic	18,170	16,828	18,108	17,791
Diluted	18,358	17,499	18,257	18,313

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Years Ended December 31,
	2014	2015
Cash flows from operating activities:
Net income	$15,838	$20,853
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,945	13,780
Gain on sale of businesses and purchase of assets	(2,150)	(49)
Impairment of goodwill	1,180	—
Loss on early extinguishment of debt and other costs	1,042	—
Amortization of deferred financing costs	908	921
Accretion of discount on convertible subordinated notes	2,452	3,454
Provision for losses on accounts receivable	2,877	1,679
Stock-based compensation expense	4,622	4,444
Deferred income tax expense	5,295	3,035
Loss on redemption of convertible junior subordinated debentures	2,932	—
Changes in operating assets and liabilities that provided (required) cash:
Accounts and preneed receivables	(4,146)	(2,310)
Inventories and other current assets	(2,590)	2,582
Deferred charges and other	(165)	150
Preneed funeral and cemetery trust investments	(203)	25,543
Accounts payable	(562)	1,445
Accrued and other liabilities	(1,529)	509
Deferred preneed funeral and cemetery revenue	303	329
Deferred preneed funeral and cemetery receipts held in trust	(1,484)	(26,461)
Net cash provided by operating activities	36,565	49,904

Cash flows from investing activities:
Acquisitions and land for new construction	(57,874)	(9,725)
Purchase of land and buildings previously leased	(7,600)	(6,080)
Net proceeds from sale of businesses and other assets	2,192	65
Capital expenditures	(16,075)	(29,744)
Net cash used in investing activities	(79,357)	(45,484)

Cash flows from financing activities:
Net borrowings on the revolving credit facility	3,600	52,100
Net borrowings (payments) on the term loan	3,313	(9,375)
Proceeds from the issuance of convertible subordinated notes	143,750	—
Payment of debt issuance costs related to the convertible subordinated notes	(4,650)	—
Payments on long-term debt and obligations under capital leases	(840)	(1,014)
Redemption of convertible junior subordinated debentures	(89,748)	—
Payments for performance-based stock awards	(16,150)	—
Proceeds from the exercise of stock options and employee stock purchase plan contributions	1,228	758
Dividends on common stock	(1,840)	(1,819)
Payment of loan origination costs	(825)	(13)
Excess tax benefit of equity compensation	3,990	64
Purchase of treasury stock	—	(44,999)
Net cash provided by (used in) financing activities	41,828	(4,298)

Net increase (decrease) in cash and cash equivalents	(964)	122
Cash and cash equivalents at beginning of year	1,377	413
Cash and cash equivalents at end of year	$413	$535

NON-GAAP FINANCIAL MEASURES
This press release uses Non-GAAP financial measures to present the financial performance of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors because such results help investors compare our results to previous periods and provide insights into underlying trends in our business. The Company’s GAAP financial statements accompany this release. Reconciliations of the Non-GAAP financial measures to GAAP measures are provided in this press release.

The Non-GAAP financial measures include “Adjusted Net Income”, “Adjusted Basic Earnings Per Share”, “Adjusted Diluted Earnings Per Share”, “Consolidated EBITDA”, “Adjusted Consolidated EBITDA”, “Adjusted Free Cash Flow”, “Funeral, Cemetery and Financial EBITDA”, “Total Field EBITDA” and “Special Items” in this press release.  These financial measurements are defined as similar GAAP items adjusted for Special Items and are reconciled to GAAP in this press release. In addition, the Company’s presentation of these measures may not be comparable to similarly titled measures in other companies’ reports. The definitions used by the Company for our internal management purposes and in this press release are as follows:

•	Adjusted Net Income is defined as net income from continuing operations plus adjustments for special items and other non-recurring expenses or credits.

•
Consolidated EBITDA is defined as net income from continuing operations before income taxes, interest expenses, non-cash stock compensation, depreciation and amortization, and interest income and other, net.

•	Adjusted Consolidated EBITDA is defined as Consolidated EBITDA plus adjustments for special items and non-recurring expenses or credits.

•	Adjusted Free Cash Flow is defined as net cash provided by operations, adjusted by special items as deemed necessary, less cash for maintenance capital expenditures.

•	Funeral Field EBITDA is defined as Funeral Gross Profit less depreciation and amortization, regional and unallocated overhead expenses and net financial income.

•	Cemetery Field EBITDA is defined as Cemetery Gross Profit less depreciation and amortization, regional and unallocated overhead expenses and net financial income.

•	Financial EBITDA is defined as Financial Revenue less Financial Expenses.

•	Total Field EBITDA is defined as Gross Profit less depreciation and amortization, regional and unallocated overhead expenses.

•
Special Items are defined as charges or credits such as withdrawable trust income, acquisition and divestiture expenses, severance costs, loss on early retirement of debt and other costs, discrete tax items and other non-recurring amounts. Special items are taxed at the federal statutory rate of 34 percent for the three months and years ended December 31, 2014 and 2015, except for the accretion of the discount on Convertible Notes as this is a non-tax deductible item and the tax adjustment from prior period.

•	Adjusted Basic Earnings Per Share is defined as GAAP Basic Earnings Per Share, adjusted for special items.

•	Adjusted Diluted Earnings Per Share is defined as GAAP Diluted Earnings Per Share, adjusted for special items.

Certain state regulations allow the withdrawal of financial income from preneed cemetery merchandise and services trust funds when realized in the trust. Under current generally accepted accounting principles, trust income is only recognized in the Company’s financial statements at a later time when the related merchandise and services sold on the preneed contract is delivered at the time of death. Carriage has provided financial income from the trusts, termed “Withdrawable Trust Income” and reported on a Non-GAAP proforma basis within Special Items in the accompanying Operating and Financial Trend Report (a Non-GAAP Unaudited Income Statement), to reflect the current cash results. Management believes that the Withdrawable Trust Income provides useful information to investors because it presents income and cash flow when earned by the trusts.

Reconciliation of Non-GAAP Financial Measures:
This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures below.
Reconciliation of Net Income from continuing operations to Adjusted Net Income for the three months and years ended December 31, 2014 and 2015 (in thousands):

	Three Months Ended December 31,		Years Ended December 31,

	2014	2015	2014	2015
Net Income from continuing operations	$5,367	$5,434	$15,446	$20,853
Special items, net of tax except for **
Withdrawable Trust Income	$198	$—	$1,181	$366
Acquisition and Divestiture Expenses	49	24	764	405
Severance Costs	101	100	697	633
Consulting Fees	41	367	277	1,265
Other Incentive Compensation	—	—	660	—
Accretion of Discount on Convertible Subordinated Notes **	805	900	2,452	3,454
Costs Related to the Credit Facility	—	—	688	—
Loss on Redemption of Convertible Junior Subordinated Debentures	—	—	2,493	—
Loss (Gain) on Asset Purchase/Sale	379	—	(367)	—
Other Special Items	—	14	503	244
Tax Adjustment from Prior Period **	—	—	—	141
Total Special items affecting net income	$1,573	$1,405	$9,348	$6,508
Adjusted Net Income	$6,940	$6,839	$24,794	$27,361

Reconciliation of Net Income from continuing operations to Consolidated EBITDA and Adjusted Consolidated EBITDA for the three months and years ended December 31, 2014 and 2015 (in thousands):

	Three Months Ended December 31,		Years Ended December 31,

	2014	2015	2014	2015
Net income from continuing operations	$5,367	$5,434	$15,446	$20,853
Net provision for income taxes	3,079	3,222	7,255	13,737
Pre-tax earnings from continuing operations	$8,446	$8,656	$22,701	$34,590
Interest expense	2,593	2,888	10,308	10,559
Accretion of discount on convertible subordinated notes	805	900	2,452	3,454
Loss on early extinguishment of debt and other costs	—	—	1,042	—
Loss on redemption of convertible junior subordinated debentures	—	—	3,779	—
Non-cash stock compensation	920	996	3,832	4,444
Depreciation & amortization	3,142	3,656	11,923	13,780
Other, net	571	(9)	195	45
Consolidated EBITDA	$16,477	$17,087	$56,232	$66,872
Adjusted For:
Withdrawable Trust Income	$300	$—	$1,788	$555
Acquisition and Divestiture Expenses	74	37	1,158	614
Severance Costs	153	151	1,056	959
Consulting Fees	62	555	419	1,913
Other Incentive Compensation	—	—	1,000	—
Other Special Items	—	20	—	220
Adjusted Consolidated EBITDA	$17,066	$17,850	$61,653	$71,133
Revenue	$59,419	$61,610	$226,124	$242,502

Adjusted Consolidated EBITDA Margin	28.7%	29.0%	27.3%	29.3%

Reconciliation of funeral and cemetery income before income taxes to Field EBITDA for the three months and years ended December 31, 2014 and 2015 (in thousands):

Funeral Field EBITDA	Three Months Ended December 31,		Years Ended December 31,

	2014	2015	2014	2015
Gross Profit (GAAP)	$14,537	$14,885	$54,102	$59,434
Depreciation & amortization	1,782	2,038	6,841	7,614
Regional & unallocated costs	2,483	3,478	7,879	9,604
Net financial income	(2,041)	(2,161)	(8,348)	(8,339)
Funeral Field EBITDA	$16,761	$18,240	$60,474	$68,313

Cemetery Field EBITDA	Three Months Ended December 31,		Years Ended December 31,

	2014	2015	2014	2015
Gross Profit (GAAP)	$4,390	$4,806	$15,906	$18,074
Depreciation & amortization	1,019	1,182	3,704	4,420
Regional & unallocated costs	351	774	1,927	2,393
Net financial income	(2,358)	(2,585)	(9,341)	(9,754)
Cemetery Field EBITDA	$3,402	$4,177	$12,196	$15,133

Total Field EBITDA	Three Months Ended December 31,		Years Ended December 31,

	2014	2015	2014	2015
Funeral Field EBITDA	$16,761	$18,240	$60,474	$68,313
Cemetery Field EBITDA	3,402	4,177	12,196	15,133
Funeral Financial EBITDA	2,041	2,161	8,348	8,339
Cemetery Financial EBITDA	2,358	2,585	9,341	9,754
Total Field EBITDA	$24,562	$27,163	$90,359	$101,539

Reconciliation of GAAP basic earnings per share to Adjusted basic earnings per share for the three months and years ended December 31, 2014 and 2015:

	Three Months Ended December 31,		Years Ended December 31,

	2014	2015	2014	2015
GAAP basic earnings per share from continuing operations	$0.29	$0.32	$0.84	$1.16
Special items affecting net income	0.09	0.08	0.51	0.36
Adjusted basic earnings per share	$0.38	$0.40	$1.35	$1.52

Reconciliation of GAAP diluted earnings per share to Adjusted diluted earnings per share for the three months and years ended December 31, 2014 and 2015:

	Three Months Ended December 31,		Years Ended December 31,

	2014	2015	2014	2015
GAAP diluted earnings per share from continuing operations	$0.29	$0.31	$0.83	$1.12
Special items affecting net income	0.09	0.08	0.51	0.36
Adjusted diluted earnings per share	$0.38	$0.39	$1.34	$1.48

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to historical information, this Press Release contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding any projections of earnings, revenues, asset sales, cash flow, debt levels or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. The words “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words or expressions are intended to identify forward-looking statements, which are generally not historical in nature. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	the ability to find and retain skilled personnel;

•	the effects of competition;

•	the execution of our Standards Operating, 4E leadership and Standard Acquisition Models;

•	changes in the number of deaths in our markets;

•	changes in consumer preferences;

•	our ability to generate preneed sales;

•	the investment performance of our funeral and cemetery trust funds;

•	fluctuations in interest rates;

•	our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

•	death benefits related to preneed funeral contracts funded through life insurance contracts;

•	the financial condition of third-party insurance companies that fund our preneed funeral contracts;

•	increased or unanticipated costs, such as insurance or taxes;

•	effects of the application of applicable laws and regulations, including changes in such regulations or the interpretation thereof;

•	consolidation of the deathcare industry; and

•	other factors and uncertainties inherent in the deathcare industry.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our most recent Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. A copy of the Company’s Form 10-K, other Carriage Services information and news releases are available at www.carriageservices.com.
This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures in the tables presented above.